EX-23 Consent of Experts

Consent of Independent Auditors

Pawfect Foods, Inc.

6334 Winfield Blvd.

Margate, FL 33063

RE: PAWFECT FOODS, INC.

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated February 6, 2006, relating to the financial statements of Pawfect Foods, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

Baum & Company, P.A.

Coral Springs, Florida

February 6, 2006

/s/ Baum & Company, P.A.